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                                                                    Exhibit 10.1

                              ALLOCATION AGREEMENT

         This ALLOCATION AGREEMENT (this "Agreement") is made as of the 13th day of November 1998, by and among Viant Corporation, a California corporation (the "Company") and the purchasers of the Company's Series D Preferred Stock ("Series D Preferred"), whose names appear on Exhibit A attached hereto (the "Purchasers").

                                    RECITALS

         WHEREAS, the Company and the Purchasers are parties to that certain Series D Preferred Stock Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement"); and

         WHEREAS, in connection with the Company's issuance of Series D Preferred pursuant to the Stock Purchase Agreement, the Company has agreed to enter into this Agreement in order to further induce the Purchasers to enter into the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, the Company and each of the Purchasers hereby agree as follows:

                  1. ALLOCATION OF SHARES TO PURCHASERS. In connection with the first offering of the Company's securities in a firmly underwritten public offering on Form S-1 or SB-2, if any (the "Offering"), the Company shall require that the managing underwriters for such Offering offer to Purchasers the right to purchase, at the Offering Price (as defined below), a number of shares in such Offering in the manner set forth in this Agreement. Such requirement shall be subject to the consent of the managing underwriters, which consent shall not be unreasonably withheld. Subject to such consent, the number of shares that shall be subject to Purchasers' rights (the "Allocation Shares") shall be determined by dividing $3,000,000 by a price per share equal to the share price in the Offering (the "Offering Price").

                  2. NOTICE; PRO-RATA PORTION OF ALLOCATION SHARES. The Company shall give each Purchaser written notice of the number of Allocation Shares and the Offering Price promptly after such time as the Company first determines same. The Purchasers shall have forty-eight (48) hours after receipt of such notice to indicate their interest in purchasing all or part of their respective "pro-rata portion" of the Allocation Shares. A particular Purchaser's "pro-rata portion" of the Allocation Shares shall be determined by multiplying the number of Allocation Shares by a fraction, the numerator of which shall be the number of shares of Series D Preferred (determined on an as-converted basis) held by a particular Purchaser and the denominator of which shall be the total number of shares of Series D Preferred (determined on an as-converted basis) then outstanding.

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                  3. NOTICE OF PURCHASE; PURCHASE OF ALLOCATION SHARES The
Purchasers that are interested in purchasing all or part of their respective pro-rata portion of the Allocation Shares shall advise the Company of their interest no later than the end of the aforesaid forty-eight (48) hour period, specifying the quantity of the applicable Purchaser's pro-rata portion of Allocation Shares that the Purchaser is interested in purchasing. If a particular Purchaser shall have indicated its interest in purchasing all of such Purchaser's pro-rata portion of the Allocation Shares (an "Allocation Purchaser"), each such Allocation Purchaser shall be offered the right to purchase such Allocation Purchaser's respective pro-rata portion of the Allocation Shares that other Purchasers have not indicated an interest in purchasing. Company will give the Allocation Purchasers notice of the then-remaining number of Allocation Shares that other Purchasers were not interested in purchasing ("Available Allocation Shares") promptly following the expiration of the aforesaid forty-eight (48) hour period. Such notice may be by telephone.

                  4. AVAILABLE ALLOCATION SHARES; PRO-RATA PORTION OF AVAILABLE ALLOCATION SHARES. The Allocation Purchasers shall have twenty-four (24) hours from the date of such notice to indicate their interest in purchasing up to their respective pro-rata portion of the Available Allocation Shares; for purposes of determining the pro-rata portion of the Available Allocation Shares available for purchase by the Allocation Purchasers, the number of Available Allocation Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Series D Preferred (determined on an as-converted basis) held by a particular Allocation Purchaser who shall have indicated its interest in purchasing Available Allocation Shares, and the denominator of which shall be the total number of shares of Series D Preferred (determined on an as-converted basis) then outstanding held by all of the Allocation Purchasers who shall have indicated their interest in purchasing the Available Allocation Shares.

                  5. SHARES AVAILABLE TO TECHNOLOGY CROSSOVER VENTURES. Notwithstanding the foregoing the number of Allocation Shares offered to Technology Crossover Ventures II, L.P. and its affiliated funds (collectively, "TCV") shall in no event be less than that number of Allocation Shares that when multiplied by the Offering Price equals $1,500,000, rounded to the nearest whole number.

                  6.  MISCELLANEOUS PROVISIONS.

                           (a) Any notice required or permitted to be given to a
party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, with postage prepaid and properly addressed to the party to be notified as set forth on Exhibit A attached hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

                           (b) This Agreement and the rights and obligations of
the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

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                           (c) In the event one or more of the provisions of
this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                           (d) Any amendment, modification or waiver of any
provision of this Agreement shall be effective if in writing and approved by the Company and the holder or holders of at least a majority of the shares of Series D Preferred held by Purchasers; provided, however, that the provisions of
Section 5, and the Company's obligations with respect thereto, may be amended, modified or waived only with the written consent of TCV.

                           (e) This Agreement shall be governed by and construed
in accordance with the laws of the State of California, without giving effect to the conflicts of laws principles thereof.

                           (f) This Agreement may be executed in any number of
counterparts, each of which when so executed and delivered shall be deemed an original; and all such counterparts together shall constitute one and the same instrument.

                           (g) Notwithstanding anything in the foregoing to the
contrary, all actions taken pursuant to this Agreement shall be in accordance with all federal and state securities laws, including Rule 134 of the Securities Act of 1933, as amended.

                           (h) Each Purchaser shall have the right to apportion
its participation herein among any of its partners, members or affiliates.




                            [SIGNATURE PAGES FOLLOW.]

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         IN WITNESS WHEREOF, the parties hereto have executed this Allocation
Agreement as of the date first set forth above.


                                                   "COMPANY"


                                                   VIANT CORPORATION
                                                   a California corporation



                                                   Robert Gett, President and
                                                   Chief Executive Officer










                      (ALLOCATION AGREEMENT SIGNATURE PAGE)